Exhibit (i)(2)

                              Wilmer Hale
                             60 State Street
                            Boston, MA  02109









April 27, 2007

Securities and Exchange Commission
100 F Street, NE
Washington, D.C.  20002

Re: Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A of The Wright Managed Income Trust (the "Trust") File Nos. 2-81915; 811-3668 ("PEA no. 37")


Dear Gentlemen:

Wilmer Cutler Pickering Hale and Dorr LLP hereby consents to the incorporation by reference into PEA no. 37 of its opinion, dated April 7, 1998, filed with the Securities and Exchange Commission on April 29, 1998, as exhibit no. 10 to post-effective amendment no. 23 to the Trust's registration statement on Form N-1A.

This consent may not be used for any purpose other than as set forth above without our further consent.

Very truly yours,

Wilmer Cutler Pickering
Hale and Dorr LLP

By:   /s/ Timothy F. Silva
      ---------------------------
      Timothy F. Silva, Partner